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                                                                     EXHIBIT 5.1

                                 August 30, 1999

Amkor Technology, Inc.
1345 Enterprise Drive
West Chester, PA 19380

        RE:     NEW 9 1/4% SENIOR NOTES DUE 2006 AND NEW
                10 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                COVERED BY REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

        We have acted as corporate counsel to Amkor Technology, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to
(1) the proposed issuance by the Company to exchange $1,000 principal amount of its 9 1/4% Senior Notes due 2006 (the "New Senior Notes") for each $1,000 principal amount of its outstanding 9 1/4% Senior Notes due 2006 (the "Old Senior Notes"), of which $425,000,000 aggregate principal amount is outstanding as of the date hereof and (2) the proposed issuance by the Company to exchange $1,000 principal amount of its 10 1/2% Senior Subordinated Notes (the "New Senior Subordinated Notes" and collectively with the New Senior Notes, the "New Notes") for each $1,000 principal amount of its outstanding 10 1/2% Senior Subordinated Notes (the "Old Senior Subordinated Notes" and collectively with the Old Senior Notes, the "Old Notes"), of which $200,000,000 aggregate principal amount is outstanding as of the date hereof.

        The Old Senior Notes are, and the New Senior Notes will upon issuance be, covered by that certain Senior Notes Indenture dated May 13, 1999 (the "Senior Notes Indenture") by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The Old Senior Subordinated Notes are, and the New Senior Subordinated Notes will upon issuance be, covered by that certain Senior Subordinated Notes Indenture dated May 13, 1999 (the "Senior Subordinated Notes Indenture" and collectively with the Senior Notes Indenture, the "Indentures") by and between the Company and the Trustee, as trustee. This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, in the form filed with the Commission; (ii) the charter documents of the Company, as currently in effect; (iii) the



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Amkor Technology, Inc.
August 30, 1999
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Indentures; (iv) the form of the New Notes; and (v) resolutions of the Board of
Directors of the Company relating to, among other things, the issuance and exchange of the New Notes for the Old Notes and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

        Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and
(ii) when the New Notes are duly executed, attested, issued and delivered by duly authorized officers of the Company, and authenticated by the Trustee, all in accordance with the terms of the Indentures and the prospectus contained in the Registration Statement, against surrender and cancellation of a like principal amount of Old Notes, the New Notes issued by the Company will be legally issued, and the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

        To the extent relevant to the opinions set forth above, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is duly qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        This opinion is given in respect of the Indentures and the New Notes only, and we express no opinion as to the legality, validity or binding effect of any collateral agreement or other document or any other matter beyond the matters expressly set forth herein.

        We express no opinion as to the enforceability of provisions of the Indentures or the New Notes that provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or


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Amkor Technology, Inc.
August 30, 1999
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omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.

        Members of our firm are admitted to the bar of the State of California and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In this regard, we note that Section 11.08 of the Senior Notes Indenture and Section 12.08 of the Senior Subordinated Notes Indenture provide that the Indentures and the New Notes are to be governed by the law of the State of New York. The opinions expressed herein concerning the validity, binding effect and enforceability of the Indentures and the New Notes are intended to express our views on those matters as if the substantive law of California were applicable. We render no opinion with respect to Section 11.08 of the Senior Notes Indenture or Section 12.08 of the Senior Subordinated Notes Indenture (and the corresponding provisions of the New Notes) or the appropriate choice of laws with respect to the Indentures or the New Notes. Moreover, we express no opinion with respect to compliance with state securities laws or as to the applicability to the obligations of the Company under the Indentures or the New Notes of Sections 547 and 548 of Title 11 of the United States Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor Law and Sections 3439 et seq. of the California Civil Code) relating to fraudulent transfers.

        This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we consent to the filing of this opinion as an exhibit to the Registration Statement and prospectus and to the use of our name under the caption "Legal Matters" in the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich
                                            & Rosati, P.C.